Exhibit 99.1

Contact:
Accelrys
Ian Clements
(858) 799-5440
iclements@accelrys.com

Accelrys Names David M. Sankaran Chief Financial Officer

SAN DIEGO, CA; January 19, 2005 - Accelrys, Inc. (NASDAQ: ACCL) announced today the appointment of David M. Sankaran to the position of chief financial officer and senior vice president, effective immediately.  He will report to Mark Emkjer, president and chief executive officer.

Mr. Sankaran, 38, brings more than 16 years of financial, accounting and operations experience to Accelrys from high-growth publicly traded companies within the software and life sciences industries.  He joins Accelrys from Ocular Sciences, Inc., a leading contact lens manufacturer, where he served as vice president and corporate controller.  Prior to his tenure at Ocular Sciences, Mr. Sankaran spent four years at PeopleSoft, Inc., where he served as vice president of Investor Relations and previously, vice president of Finance, Global Operations.  During his tenure at PeopleSoft, Mr. Sankaran directed the efforts of more than 100 finance and operations employees on four continents and managed groups in the Corporate Pricing, Sales Systems and Sales Compensation departments.

Prior to joining PeopleSoft, Mr. Sankaran was vice president and corporate controller for Affymetrix, Inc., a global leader in the genomics industry.  From 1993 to 1997, he held positions of increasing responsibility at Chiron Corporation. There, he served as division controller of Chiron Diagnostics, following corporate finance positions in financial planning and analysis and SEC reporting.  Previously, Mr. Sankaran worked at Raychem Corporation and Arthur Andersen & Company.  He earned a Bachelors of Science degree in Business from the University of Southern California and a Masters in Business Administration from St. Mary’s College.

“We are extremely fortunate to have someone with David’s depth of financial management and operations experience join the Accelrys team,” said Mark J. Emkjer, president and CEO of Accelrys. “His strong and diverse background in finance, operations, investor relations and strategic planning will serve our company and shareholders well as we continue to execute on our growth plans.”

As previously announced, John Hanlon, who has served as CFO of Accelrys, formerly known as Pharmacopeia, for the past 3 years, will help with transition matters and will leave his position at the end of January 2005 to rejoin his family in Northern California.

About Accelrys

Accelrys, Inc. (NASDAQ: ACCL) is a leading provider of software for computation, simulation, and the management and mining of scientific data used by biologists, chemists and materials scientists, including nanotechnology researchers for product design as well as drug discovery and development.  Accelrys technology and services are designed to meet the needs of today’s leading research organizations.  The company is headquartered in San Diego, California.  For more information about Accelrys, visit its website at http://www.accelrys.com/.

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This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). When used anywhere in this document, the words “expects,” “believes,” “anticipates,” “estimates,” and similar expressions are intended to identify forward-looking statements. Examples of such forward-looking statements herein include statements regarding the future growth of Accelrys. Accelrys has based these forward-looking statements on its current expectations about future events. Such statements are subject to risks and uncertainties including, but not limited to, the successful implementation of Accelrys’ strategic plans, the acceptance of new products, the obsolescence of existing products, the resolution of existing and potential future patent issues, additional competition, changes in economic conditions, and other risks and uncertainties described in documents Accelrys has filed with the Securities and Exchange Commission, including its most recent report on Form 10-Q. All forward-looking statements in this document are qualified entirely by the cautionary statements included in this document and such filings. These risks and uncertainties could cause actual results to differ materially from results expressed or implied by forward-looking statements contained in this document. These forward-looking statements speak only as of the date of this document. Accelrys claims the protection of the safe harbor for forward-looking statements contained in the Act and, disclaims any intent or obligation to publicly update or revise any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.